                                                                    EXHIBIT 23.2


                               CONSENT OF INDEPENDENT
                            CERTIFIED PUBLIC ACCOUNTANTS




Monterey Pasta Company
Salinas California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 29, 1999, except for Notes 4 and 17, which are as of March 12, 1999, relating to the consolidated financial statements of Monterey Pasta Company appearing in the Company's Annual Report on Form 10-K for the year ended December 27, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                   /s/ BDO Seidman LLP

BDO Seidman LLP
San Francisco, California
April 22, 1999